Exhibit 99.1

Financial Contact: Mike Knapp Knowles Investor Relations Phone: (630) 238-5236 Email: mike.knapp@knowles.com

Knowles Reports Q4 & Full Year 2018 Financial Results and Provides Outlook for Q1 2019
Delivered 11 Percent Revenue Growth in 2018
2018 Audio Segment Revenue Growth driven by MEMS Microphones, Intelligent Audio, and Hearing Health
Precision Devices Segment Posts Record Revenue for Q4 and Full Year

ITASCA, Ill., Feb. 7, 2019 - Knowles Corporation (NYSE: KN), a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, today announced results for the fourth quarter and year ended December 31, 2018.
“We reported year over year revenue growth in Q4 as we continue to diversify our markets and focus on higher value solutions,” said Jeffrey Niew, president and CEO of Knowles. “For 2018, we were pleased to deliver 11 percent top line growth, ahead of the expectations we had earlier in the year and above the growth rates of most of the end markets we serve. We saw strong MEMS microphone demand and higher than expected sales of Intelligent Audio solutions across Mobile, Ear, and IoT markets. Sales into the Hearing Health market were also higher. In Precision Devices, strong demand for our differentiated products across multiple end markets drove record sales.”
“As we enter 2019, we are well positioned to drive revenue and earnings growth for the full year in the Audio and Precision Devices segments. While we expect our first quarter of 2019 to be impacted by an inventory correction in the handset market, we anticipate returning to year-over-year growth in the second quarter. I believe that our focus on higher value solutions will enable us to continue to outpace growth in our end markets,” continued Niew.

Financial Highlights
The following table highlights the Company’s financial performance on both a GAAP and supplemental non-GAAP basis for continuing operations* (in millions, except per share data):

	Q4FY18	Q3FY18	Q4FY17**	Sequential Change	Year Ago Period Change
Revenues	$223.8	$236.2	$215.5	(5)%	4%
Gross profit	$94.3	$89.8	$89.4	5%	5%
(as a % of revenues)	42.1%	38.0%	41.5%
Non-GAAP gross profit	$95.4	$90.7	$92.0	5%	4%
(as a % of revenues)	42.6%	38.4%	42.7%
Diluted earnings (loss) per share ***	$0.87	$(0.20)	$0.35	NM****	149%
Non-GAAP diluted earnings per share	$0.37	$0.34	$0.40	9%	(8)%
*    Continuing operations excludes the results of our speaker and receiver product line which was sold on July 7, 2016 and our timing device business which was sold on November 28, 2017.

**    Q4 2017 results included $11.4 million in revenue and $5.6 million related to recovered legal expenses associated with the settlement of a royalty dispute that related to periods prior to Q4 2017.

***    Current period results include $6.2 million in stock-based compensation, $1.6 million from amortization of intangibles, and $1.0 million in production transfer costs and restructuring charges.

****    Not meaningful.

During the fourth quarter of 2018, the Company finalized its accounting for new tax provisions pursuant to the U.S. Tax Cuts and Jobs Act of 2017 (the “Tax Reform Act”) under Securities and Exchange Commission Staff Accounting Bulletin No. 118. As a result of a U.S. taxing authority approval for an entity classification election received during the fourth quarter of 2018, the Company recognized a $36.0 million tax benefit related to the release of an uncertain tax position. The discrete net tax benefit for the fourth quarter of 2018 also includes a $17.8 million reduction to the transition tax liability. The finalized Tax Reform Act impacts and uncertain tax position, which are excluded from the calculation of Non-GAAP diluted earnings per share, are subject to further adjustment based on potential changes in the interpretation of the Tax Reform Act, its supporting regulations, and subsequent guidance that may be issued.
In addition to the GAAP results included in this press release, Knowles has presented supplemental non-GAAP gross profit, earnings before interest and income taxes, adjusted earnings before interest and income taxes, non-GAAP diluted earnings per share, as well as other metrics on a non-GAAP basis that exclude certain amounts that are included in the most directly comparable GAAP measure to facilitate evaluation of Knowles’ operating performance. Non-GAAP results are not presented in accordance with GAAP. Non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles’ performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance including, for example, stock-based compensation, certain intangibles amortization expense, fixed asset impairment charges, restructuring, production transfer costs, and other charges which management considers to be outside our core operating results. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation table accompanying this release.

First Quarter 2019 Outlook
The forward looking guidance for the quarter ending March 31, 2019 on a continuing operations basis is as follows:

	GAAP	Adjustments	Non-GAAP
Revenues	$165 to $185 million	—	$165 to $185 million
Gross Profit Margin	36 to 38%	1%	37 to 39%
EPS	$0.00 to $0.04	$0.09	$0.09 to $0.13

Q1 2019 GAAP results for continuing operations are expected to include approximately $0.07 per share in stock-based compensation, $0.01 per share in amortization of intangibles and debt discount, and $0.01 per share related to production transfer costs. Expected Q1 2019 GAAP results exclude potential discrete income tax and restructuring items.

Webcast and Conference Call Information

Investors can listen to a live or replay webcast of the Company’s quarterly financial conference call at http://investor.knowles.com. The live webcast will begin today at 3:30 p.m. Central time. The webcast replay will be available after 7:00 p.m. Central time today.

Investors can also listen to the conference call at 3:30 p.m. Central time today by calling (844) 589-0917 (United States) or (647) 253-8649 (International). The conference call replay will be available after 7:00 p.m. Central time today through 11:59 p.m. Central time on February 14, 2019 at (800) 585-8367 (United States) or (416) 621-4642 (International). The access code is 2595655.

About Knowles
Knowles Corporation (NYSE: KN) is a market leader and global provider of advanced micro-acoustic, audio processing, and precision device solutions, serving the mobile consumer electronics, communications, medical, military, aerospace, and industrial markets. Knowles uses its leading position in MEMS (micro-electro-mechanical systems) microphones and strong capabilities in audio processing technologies to optimize audio systems and improve the user experience in mobile, ear, and IoT applications. Knowles is also the leader in acoustic components used in hearing aids and has a strong position in high-end capacitors. Knowles’ focus on the customer, combined with unique technology, proprietary manufacturing techniques, rigorous testing, and global scale, enables it to deliver innovative solutions that optimize the user experience. Founded in 1946 and headquartered in Itasca, Illinois, Knowles is a global organization with employees in 11 countries. For more information, visit knowles.com.

Forward Looking Statements
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this news release are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. These risks and uncertainties include, but are not limited to: unforeseen changes in MEMS microphone demand from our largest customers, in particular, two North American, a Korean, and Chinese OEM customers; the success and rate of multi-microphone and smart microphone adoption and market adoption of our “intelligent audio” solutions; our ability to stem or overcome price erosion in our segments; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; downward pressure on the average selling prices for our products; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability including the recent economic slowdown in China; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; our ability to achieve continued reductions in our operating expenses; our ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs, and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; and changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR SUPPLEMENT - FOURTH QUARTER 2018

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Revenues	$223.8	$236.2	$215.5
Cost of goods sold	129.2	146.4	126.0
Restructuring charges - cost of goods sold	0.3	—	0.1
Gross profit	94.3	89.8	89.4
Research and development expenses	25.2	25.2	22.8
Selling and administrative expenses	35.1	34.5	27.3
Restructuring charges	0.3	0.5	2.0
Operating expenses	60.6	60.2	52.1
Operating earnings	33.7	29.6	37.3
Interest expense, net	3.9	4.0	5.2
Other expense (income), net	0.2	0.3	(2.1)
Earnings before income taxes and discontinued operations	29.6	25.3	34.2
(Benefit from) provision for income taxes	(49.8)	43.1	2.3
Earnings (loss) from continuing operations	79.4	(17.8)	31.9
Earnings from discontinued operations, net	0.2	1.6	53.6
Net earnings (loss)	$79.6	$(16.2)	$85.5

Earnings (loss) per share from continuing operations:
Basic	$0.88	$(0.20)	$0.36
Diluted	$0.87	$(0.20)	$0.35

Earnings per share from discontinued operations:
Basic	$—	$0.02	$0.60
Diluted	$—	$0.02	$0.59

Net earnings (loss) per share:
Basic	$0.88	$(0.18)	$0.96
Diluted	$0.87	$(0.18)	$0.94

Weighted-average common shares outstanding:
Basic	90,220,173	90,171,928	89,506,923
Diluted	91,592,320	90,171,928	90,707,102

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(in millions, except share and per share amounts)
(unaudited)

	Year Ended
	December 31, 2018	December 31, 2017
Revenues	$826.9	$744.2
Cost of goods sold	503.9	452.8
Impairment charges	—	1.4
Restructuring charges - cost of goods sold	0.4	4.0
Gross profit	322.6	286.0
Research and development expenses	100.6	93.4
Selling and administrative expenses	142.5	126.6
Impairment charges	—	19.9
Restructuring charges	1.7	6.2
Operating expenses	244.8	246.1
Operating earnings	77.8	39.9
Interest expense, net	16.0	20.6
Other expense (income), net	0.7	(0.1)
Earnings before income taxes and discontinued operations	61.1	19.4
(Benefit from) provision for income taxes	(4.5)	12.9
Earnings from continuing operations	65.6	6.5
Earnings from discontinued operations, net	2.1	61.8
Net earnings	$67.7	$68.3

Earnings per share from continuing operations:
Basic	$0.73	$0.07
Diluted	$0.72	$0.07

Earnings per share from discontinued operations:
Basic	$0.02	$0.69
Diluted	$0.02	$0.68

Net earnings per share:
Basic	$0.75	$0.76
Diluted	$0.74	$0.75

Weighted-average common shares outstanding:
Basic	90,050,051	89,329,794
Diluted	91,194,747	90,490,007

KNOWLES CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (1)
(in millions, except share and per share amounts)
(unaudited)

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Gross profit	$94.3	$89.8	$89.4	$322.6	$286.0
Gross profit as % of revenues	42.1%	38.0%	41.5%	39.0%	38.4%
Stock-based compensation expense	0.4	0.4	0.5	1.6	1.8
Impairment charges	—	—	—	—	1.4
Restructuring charges	0.3	—	0.1	0.4	4.0
Production transfer costs (2)	0.4	0.5	2.0	2.2	6.7
Other (3)	—	—	—	0.2	—
Non-GAAP gross profit	$95.4	$90.7	$92.0	$327.0	$299.9
Non-GAAP gross profit as % of revenues	42.6%	38.4%	42.7%	39.5%	40.3%
Research and development expenses	$25.2	$25.2	$22.8	$100.6	$93.4
Stock-based compensation expense	(1.9)	(1.9)	(1.6)	(7.8)	(6.1)
Production transfer costs (2)	—	—	—	(0.4)	—
Non-GAAP research and development expenses	$23.3	$23.3	$21.2	$92.4	$87.3
Selling and administrative expenses	$35.1	$34.5	$27.3	$142.5	$126.6
Stock-based compensation expense	(3.9)	(4.2)	(4.4)	(17.6)	(16.8)
Intangibles amortization expense	(1.6)	(1.7)	(1.4)	(6.5)	(7.3)
Production transfer costs (2)	—	—	(0.1)	—	(0.1)
Other (3)	(0.2)	(0.1)	(0.1)	(0.4)	(0.3)
Non-GAAP selling and administrative expenses	$29.4	$28.5	$21.3	$118.0	$102.1
Operating expenses	$60.6	$60.2	$52.1	$244.8	$246.1
Stock-based compensation expense	(5.8)	(6.1)	(6.0)	(25.4)	(22.9)
Intangibles amortization expense	(1.6)	(1.7)	(1.4)	(6.5)	(7.3)
Impairment charges	—	—	—	—	(19.9)
Restructuring charges	(0.3)	(0.5)	(2.0)	(1.7)	(6.2)
Production transfer costs (2)	—	—	(0.1)	(0.4)	(0.1)
Other (3)	(0.2)	(0.1)	(0.1)	(0.4)	(0.3)
Non-GAAP operating expenses	$52.7	$51.8	$42.5	$210.4	$189.4
Earnings (loss) from continuing operations	$79.4	$(17.8)	$31.9	$65.6	$6.5
Interest expense, net	3.9	4.0	5.2	16.0	20.6
(Benefit from) provision for income taxes	(49.8)	43.1	2.3	(4.5)	12.9
Earnings from continuing operations before interest and income taxes	33.5	29.3	39.4	77.1	40.0
Earnings from continuing operations before interest and income taxes as % of revenues	15.0%	12.4%	18.3%	9.3%	5.4%
Stock-based compensation expense	6.2	6.5	6.5	27.0	24.7
Intangibles amortization expense	1.6	1.7	1.4	6.5	7.3
Impairment charges	—	—	—	—	21.3
Restructuring charges	0.6	0.5	2.1	2.1	10.2
Production transfer costs (2)	0.4	0.5	2.1	2.6	6.8
Other (3)	0.2	0.1	0.1	1.9	0.3
Adjusted earnings from continuing operations before interest and income taxes	$42.5	$38.6	$51.6	$117.2	$110.6
Adjusted earnings from continuing operations before interest and income taxes as % of revenues	19.0%	16.3%	23.9%	14.2%	14.9%

	Quarter Ended			Year Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Interest expense, net	$3.9	$4.0	$5.2	$16.0	$20.6
Interest expense, net non-GAAP reconciling adjustments (4)	1.6	1.6	1.8	6.3	6.1
Non-GAAP interest expense	$2.3	$2.4	$3.4	$9.7	$14.5

(Benefit from) provision for income taxes	$(49.8)	$43.1	$2.3	$(4.5)	$12.9
Income tax effects of non-GAAP reconciling adjustments (5)	55.1	(39.0)	9.3	17.5	2.0
Non-GAAP provision for income taxes	$5.3	$4.1	$11.6	$13.0	$14.9

Earnings (loss) from continuing operations	$79.4	$(17.8)	$31.9	$65.6	$6.5
Non-GAAP reconciling adjustments (6)	9.0	9.3	12.2	40.1	70.6
Interest expense, net non-GAAP reconciling adjustments (4)	1.6	1.6	1.8	6.3	6.1
Income tax effects of non-GAAP reconciling adjustments (5)	55.1	(39.0)	9.3	17.5	2.0
Non-GAAP net earnings	$34.9	$32.1	$36.6	$94.5	$81.2

Diluted earnings (loss) per share from continuing operations	$0.87	$(0.20)	$0.35	$0.72	$0.07
(Loss) earnings per share non-GAAP reconciling adjustment	(0.50)	0.54	0.05	0.29	0.81
Non-GAAP diluted earnings per share	$0.37	$0.34	$0.40	$1.01	$0.88

Diluted average shares outstanding	91,592,320	90,171,928	90,707,102	91,194,747	90,490,007
Non-GAAP adjustment (7)	1,687,972	3,321,388	1,750,200	2,046,989	1,959,801
Non-GAAP diluted average shares outstanding (7)	93,280,292	93,493,316	92,457,302	93,241,736	92,449,808
Notes:

(1)
In addition to the GAAP financial measures included herein, Knowles has presented certain non-GAAP financial measures that exclude certain amounts that are included in the most directly comparable GAAP measures. Knowles believes that non-GAAP measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating Knowles' performance for business planning purposes. Knowles also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles' opinion, do not reflect its core operating performance. Knowles believes that its presentation of non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance.

(2)
Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily in Asia. These amounts are included in the corresponding Gross profit and Earnings from continuing operations before interest and income taxes for each period presented.

(3)
In 2018, Other expenses in Gross profit and Operating expenses represent expenses related to acquisitions and the remaining Other expenses represent an adjustment to pre-spin-off pension obligations. In 2017, Other primarily represents expenses related to the acquisition of certain assets of a capacitors manufacturer.

(4)
Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) upon conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s nonconvertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the Company’s $172.5 million of convertible senior notes due 2021 that were issued in a private placement in May 2016. The imputed interest rate is 8.12% for the convertible notes due 2021, while the actual coupon interest rate of the notes was 3.25%. The difference between the imputed interest expense and the coupon interest expense is excluded from management’s assessment of the Company’s operating performance because management believes that this non-cash expense is not indicative of its core, ongoing operating performance.

(5)
Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. Adjustments are also made to exclude certain impacts of the Tax Reform Act and the resulting consequences that were accounted for as uncertain tax positions.

(6)
The non-GAAP reconciling adjustments are those adjustments made to reconcile Earnings from continuing operations before interest and income taxes to Adjusted earnings from continuing operations before interest and income taxes.

(7) The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

KNOWLES CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)
(unaudited)

	December 31, 2018	December 31, 2017
Current assets:
Cash and cash equivalents	$73.5	$111.7
Receivables, net of allowances of $0.6 and $0.7	140.3	137.7
Inventories, net	140.1	125.6
Prepaid and other current assets	11.1	19.9
Total current assets	365.0	394.9
Property, plant, and equipment, net	211.7	183.0
Goodwill	887.9	884.9
Intangible assets, net	56.7	53.5
Other assets and deferred charges	26.6	31.8
Assets of discontinued operations	—	1.7
Total assets	$1,547.9	$1,549.8

Current liabilities:
Accounts payable	$77.2	$85.6
Accrued compensation and employee benefits	40.2	31.2
Other accrued expenses	20.1	28.2
Federal and other taxes on income	4.3	6.6
Total current liabilities	141.8	151.6
Long-term debt	158.1	192.6
Deferred income taxes	2.1	—
Other liabilities	34.3	67.9
Liabilities of discontinued operations	—	5.6
Commitments and contingencies
Stockholders' equity:
Preferred stock - $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Common stock - $0.01 par value; 400,000,000 shares authorized; 90,212,779 and 89,491,471 shares issued and outstanding at December 31, 2018 and 2017, respectively	0.9	0.9
Additional paid-in capital	1,545.9	1,523.1
Accumulated deficit	(224.2)	(291.9)
Accumulated other comprehensive loss	(111.0)	(100.0)
Total stockholders' equity	1,211.6	1,132.1
Total liabilities and stockholders' equity	$1,547.9	$1,549.8

KNOWLES CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Years Ended December 31,
	2018	2017
Operating Activities
Net earnings	$67.7	$68.3
Adjustments to reconcile net earnings to cash from operating activities:
Depreciation and amortization	52.4	57.3
Stock-based compensation	27.0	25.1
Impairment of intangibles	—	16.2
Non-cash interest expense and amortization of debt issuance costs	7.6	7.6
Deferred income taxes	8.7	(30.1)
Impairment charges on fixed and other assets	—	5.5
Loss on disposal of fixed assets	0.2	—
Gain on sale of business	(1.6)	(62.3)
Other, net	(2.8)	4.9
Cash effect of changes in assets and liabilities (excluding effects of foreign exchange):
Receivables, net	(0.3)	2.4
Inventories, net	(15.7)	(34.0)
Prepaid and other current assets	(1.3)	(8.4)
Accounts payable	(6.3)	4.9
Accrued compensation and employee benefits	7.9	(0.9)
Other accrued expenses	(8.8)	7.3
Accrued taxes	(5.1)	0.9
Other non-current assets and non-current liabilities	(31.1)	28.2
Net cash provided by operating activities	98.5	92.9

Investing Activities
Proceeds from the sale of business	10.0	123.1
Proceeds from the sale of property, plant, and equipment	0.1	0.5
Additions to property, plant, and equipment	(80.1)	(51.6)
Acquisitions of business (net of cash acquired)	(18.0)	(2.5)
Net cash (used in) provided by investing activities	(88.0)	69.5

Financing Activities
Payments under revolving credit facility	(47.7)	(185.0)
Borrowings under revolving credit facility	6.0	190.7
Principal payments on term loan debt	—	(118.5)
Debt issuance costs	—	(1.7)
Tax on restricted stock unit vesting	(4.7)	(5.1)
Payments of capital lease obligations	(1.7)	(1.6)
Payment of consideration owed for acquisitions	(1.0)	—
Net proceeds from exercise of stock-based awards	0.5	3.3
Net cash used in financing activities	(48.6)	(117.9)

Effect of exchange rate changes on cash and cash equivalents	(0.1)	1.0

Net (decrease) increase in cash and cash equivalents	(38.2)	45.5
Cash and cash equivalents at beginning of period	111.7	63.4
Add: Cash and cash equivalents at beginning of period from discontinued operations	—	2.8
Less: Cash and cash equivalents at end of period from discontinued operations	—	—
Cash and cash equivalents at end of period	$73.5	$111.7